EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.SD.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Allan J. Marter, Chief Financial Officer of Aurelio Resource Corporation, certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-KSB for the period ended December 31, 2006 of Aurelio Resource Corporation that:

(1)	The Annual Report on Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained and incorporated by reference in the Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Aurelio Resource Corporation.

/s/ Allan J. Marter
Allan J. Marter Chief Financial Officer

March 29, 2007